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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):
                                 MARCH 8, 1999

                       PARAMETRIC TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)


     MASSACHUSETTS                        0-18059                 04-2866152
(State or other jurisdiction         (Commission File           (IRS Employer
     of incorporation)                    Number)            Identification No.)

              128 TECHNOLOGY DRIVE, WALTHAM, MASSACHUSETTS 02453
             (Address of principal executive offices and zip code)

              Registrant's telephone number, including area code:
                                (781) 398-5000
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          ------------------------------------

     On March 8, 1999, we acquired auxilium inc. ("auxilium"). We structured the acquisition as a tax-free reorganization involving the merger of auxilium with and into a newly formed, wholly owned subsidiary. The acquisition will be accounted for as a purchase. The agreed upon consideration was cash and shares of our common stock equaling $78.8 million in value, based on the $15.06 per share closing price of our common stock on February 22, 1999 as reported on Nasdaq. Accordingly, upon the closing of the merger on March 8, 1999, auxilium stockholders received $39.4 million in cash and 2,614,102 shares of our common stock valued at $44.4 million. Additionally, all options and warrants to purchase auxilium common stock that were outstanding on the closing date, automatically converted into options and warrants, respectively, to purchase our common stock. The value of these options and warrants, together with assumed liabilities, was approximately $18.6 million.

     The consideration paid in the merger, including the number of shares of our common stock issued, was determined through arms-length negotiation between the parties. We funded the cash portion of the consideration with our working capital. There was no material relationship between auxilium or its stockholders and us or any of our affiliates, directors or officers, or any associate of our directors or officers.

     The shares of our common stock issued in the merger were issued to the ten stockholders of auxilium, a non-public company. Because the shares were issued in a transaction not involving a public offering, such issuance and sale were exempt from registration under Section 4(2) of the Securities Act of 1933.

     Prior to the acquisition, auxilium was engaged in the business of developing web-based, enterprise application integration software that facilitates access to and integration of data from heterogeneous business information systems. We intend that auxilium will continue to conduct the same business following the acquisition.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
          ------------------------------------------------------------------

     (a)  Financial Statements of Business Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

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     (c)  Exhibits:

2.1 Agreement and Plan of Reorganization dated March 8, 1999 by and among Parametric Technology Corporation, NorthStar Acquisition Corporation and auxilium, inc. Pursuant to Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Agreement and Plan of reorganization are omitted. A list of such exhibits and schedules appears in the table of contents to the Agreement and Plan of Reorganization. We hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PARAMETRIC TECHNOLOGY CORPORATION

Date: March 23, 1999                    By: /s/ Edwin J. Gillis
                                           ---------------------------------
                                           Edwin J. Gillis
                                           Executive Vice President, Chief
                                           Financial Officer and Treasurer

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                                 EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION
----------          -----------

2.1 Agreement and Plan of Reorganization dated March 8, 1999 by and among Parametric Technology Corporation, NorthStar Acquisition Corporation and auxilium, inc.

                                       5